Exhibit 10.1

AMENDMENT NO. 1

TO CREDIT AGREEMENT

This AMENDMENT NO. 1 dated as of November 2, 2012 (this “Amendment”) to the Credit Agreement dated as of January 31, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) is entered into among CENTENE CORPORATION (the “Company”), the financial institutions from time to time party thereto (the “Lenders”) and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Company, each Lender party hereto and the Administrative Agent wish to amend, in certain respects, the Credit Agreement as described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined in Section 5), the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definitions of “Senior Notes” and “Senior Notes Indenture” in their entirety as follows:

“Senior Notes” means 5.75% Senior Notes of the Company due 2017 issued under the Senior Notes Indenture in an aggregate principal amount of up to $425,000,000.

“Senior Notes Indenture” means that certain Indenture, dated May 27, 2011 entered into by the Company in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.

(b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of EBITDA in its entirety as follows:

“EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, and other extraordinary or non-recurring non-cash expenses (including any expenses as a result of any premium deficiency reserve related to any health plan operated by the Company or any Subsidiaries), minus, to the extent added in determining such Consolidated Net Income, any extraordinary or non-recurring non-cash income (including any income as a result of any premium deficiency reserve related to any health plan operated by the Company or any Subsidiaries). EBITDA shall be determined on a pro forma basis after giving effect to all Acquisitions made by the Company or any Subsidiary at any time during the applicable fiscal period, in each case as if such Acquisition had occurred at the beginning of such fiscal period.

(c) Section 9.29 of the Credit Agreement is hereby amended by adding the words “and any other Debt issued in reliance on Sections 11.1(c), (d) or (n)” after the words “Senior Notes Indenture”.

(d) Section 11.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Debt which is unsecured; provided that (i) after giving effect thereto on a pro forma basis, the Company and the other Loan Parties shall be in compliance with a Total Debt to EBITDA Ratio of not greater than 2.75 to 1.00 as of the last day of the most recently ended period for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2, (ii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date of incurrence of such Debt or could reasonably be expected to occur as a result thereof and (iii) the documents governing such Debt do not contain covenants (including quantitative covenants and financial covenants) which are more restrictive than the covenants contained in this Agreement or which the Loan Parties could violate without violating the covenants contained in this Agreement;”

(e) Section 11.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subordinated Debt which is unsecured; provided that (i) after giving effect thereto on a pro forma basis, the Company and the other Loan Parties shall be in compliance with a Total Debt to EBITDA Ratio of not greater than 2.75 to 1.00 as of the last day of the most recently ended period for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2, (ii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date of incurrence of such Debt or could reasonably be expected to occur as a result thereof, (iii) the documents governing such Subordinated Debt shall not contain covenants (including quantitative covenants and financial covenants) which are more restrictive than the covenants contained in this Agreement or which the Loan Parties could violate without violating the covenants contained in this Agreement, (iv) the final maturity of such Subordinated Debt shall be no earlier than 90 days after the Termination Date and (v) the weighted average life to maturity of such Subordinated Debt shall not be shorter than the weighted average life to maturity of any Loans or Commitments outstanding as of the time of the issuance thereof;”

(f) Section 11.1(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) the Senior Notes and (ii) Debt described on Schedule 11.1 and, in either case, any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased (it being agreed that any increase will be permitted without the consent of Administrative Agent and the Required Lenders only to the extent that such additional Debt is otherwise permitted pursuant to clauses (b), (c), (d) or (n) of this Section 11.1);”

(g) Paragraph 1 of Schedule 11.1 is deleted in its entirety.

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Section 3. Representations and Warranties. The Company hereby represents and warrants to each Lender and the Administrative Agent that:

(a) The execution, delivery and performance by the Borrower of this Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(b) No consent or approval of any Governmental Authority or any other Person is required for the Borrower to execute, deliver and perform this Amendment.

(c) Each of the representations and warranties made by the Company or any Loan Party in the Credit Agreement, any Loan Document or any certificate furnished at any time under or in connection with the Credit Agreement, as applicable, are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the Amendment Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date which shall be true as of such earlier date).

(d) No Unmatured Event of Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

Section 4. Confirmation of Loan Documents. The Company confirms and ratifies all of its obligations under the Credit Agreement and the obligations of itself and each Loan Party under each Loan Document to which it is a party.

Section 5. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following conditions precedent shall have first been satisfied:

(a) Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent.

(b) Representations and Warranties. Each of the representations and warranties made by the Company or any Loan Party in the Credit Agreement, any Loan Document or any certificate furnished at any time under or in connection with the Credit Agreement, as applicable, shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the Amendment Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date which shall be true as of such earlier date).

(c) No Event of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date.

(d) Expenses Paid. The Company shall have paid to the Administrative Agent all fees, costs, and expenses payable pursuant to this Amendment and the other Loan Documents, including those payable in accordance with Section 15.4 of the Credit Agreement, including the reasonable fees and out-of-pocket costs and expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment to the extent invoiced to the Company. For purposes of clarification, no amendment fee will be payable in connection with this Amendment.

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Section 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” and “this Credit Agreement” (and indirect references such as “hereunder,” “hereby,” “herein,” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.

Section 7. Miscellaneous. The jurisdiction and waiver of right to trial by jury provisions in Sections 15.18 and 15.19 of the Credit Agreement are incorporated herein by reference mutatis mutandis. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

CENTENE CORPORATION

By:	/s/ William N. Scheffel
Name:	William N. Scheffel
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO.1]

BARCLAYS BANK PLC, as Administrative Agent and Lender

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

SunTrust Bank

By:	/s/ Mary E. Coke
Name:	Mary E. Coke
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

REGIONS BANK

By:	/s/ Gregory M. Ratliff
Name:	Gregory M. Ratliff
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

Wells Fargo Bank, N.A.

By:	/s/ Beth A. Tiffin
Name:	Beth A. Tiffin
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

Fifth Third Bank

By:	/s/ Richard J. Johnsen
Name:	Richard J. Johnsen
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Yinghua Zhang
Name:	Yinghua Zhang
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

U.S. Bank, N.A.

By:	/s/ Christopher T. Kordes
Name:	Christopher T. Kordes
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1]

LENDERS:

The PrivateBank and Trust Company, an Illinois banking corporation, as a Lender

By:	/s/ Khary Kenyatta
Name:	Khary Kenyatta
Title:	Associate Managing Director

[SIGNATURE PAGE TO AMENDMENT NO.1]